UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 17, 2023

VWF Bancorp, Inc.

(Exact Name of Registrant as Specified in its Charter)

Maryland	000-56459	88-1256373
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

976 South Shannon Street, Van Wert, Ohio		45891
(Address of Principal Executive Offices)		(Zip Code)

(419) 238-9662

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
NA	NA	NONE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.02. Termination of a Material Definitive Agreement.

The information set forth in Item 5.02 is incorporated herein by reference.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 17, 2023, Kylee Moody submitted her resignation, effective immediately, as Controller of VWF Bancorp, Inc. (the “Company”), the holding company for Van Wert Federal Savings Bank (the “Bank”), and the Bank. Ms. Moody’s Change in Control Agreement with the Bank was terminated in conjunction with her departure.

Ms. Moody is entitled to earned and unpaid salary and unused accrued paid time off.

Item 9.01. Financial Statements and Exhibits

(d )Exhibits.

The following exhibit is furnished with this report:

Exhibit NumberDescription

104	Cover Page Interactive Data File – the cover page interactive data file does not appear in the Interactive Data File because its XBRL tags are embedded within the Inline XBRL document.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereto duly authorized.

VWF BANCORP, INC.

/s/ Michael D. Cahill

Date: July 20, 2023By:Michael D. Cahill

Title:President and Chief Executive Officer